UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 15, 2010

PRESTIGE BRANDS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32433 (Commission File Number)	20-1297589 (IRS Employer Identification No.)

90 North Broadway, Irvington, New York 10533
 (Address of Principal Executive Offices)

(914) 524-6810
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.02.    Termination of a Material Definitive Agreement.

Reference is made to the indenture, dated as of April 6, 2004 (the “Indenture”), by and among Prestige Brands, Inc. (“Prestige Brands”), certain other guarantors party thereto, including Prestige Brands Holdings, Inc. (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of October 6, 2004, by and among Prestige Brands, the Trustee and Vetco, Inc., a New York corporation, as supplemented by a Second Supplemental Indenture, dated as of December 19, 2006, by and among Prestige Brands, the Trustee, the Company, Dental Concepts LLC, a Delaware limited liability company, and Prestige International Holdings, LLC, a Delaware limited liability company, as supplemented by a Third Supplemental Indenture, dated as of February 22, 2008, by and among Prestige Brands, the Trustee and Prestige Services Corp., a Delaware corporation, and as supplemented by a Fourth Supplemental Indenture, by and among Prestige Brands, the guarantors party thereto, and the Trustee, dated as of March 24, 2010 (the Indenture, as supplemented, the “Old Notes Indenture”) relating to the 9¼% Senior Subordinated Notes due 2012 of Prestige Brands (the “Old Notes”).

On April 15, 2010, in connection with the refinancing of the Company's indebtedness described in the Company's Current Report on Form 8-K dated March 24, 2010 and filed with the Commission on March 30, 2010 (and incorporated herein by this reference), all then outstanding Old Notes were redeemed.  As a result of the redemption, the Old Notes Indenture has been terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC.
(Registrant)

Date:  April 19, 2010

By: /s/ Peter J. Anderson
Name: Peter J. Anderson
Title: Chief Financial Officer